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                             MAXTOR CONFIDENTIAL
                   Disclose Solely to Employees of Maxtor
                            Having a Need to Know

                 MEMORANDUM OF UNDERSTANDING CONCERNING
             GUARANTEE BY HYUNDAI ELECTRONICS CO., LTD. OF
                CREDIT FACILITY FOR MAXTOR CORPORATION


This Memorandum of Understanding dated July 17, 1995 will confirm the intent of Hyundai Electronics Industries Co., Ltd., a Korean corporation ("Hyundai"), to guarantee a credit facility for Maxtor Corporation ("Corporate Guarantee"), and certain related matters.

Hyundai will provide to Maxtor a $100 Million Corporate Guarantee, commencing September 1, 1995. The Corporate Guarantee will be provided in two phases: the first phase will be for $50 Million to be completed by September 1, 1995; and the second phase will be for a second $50 Million to be established by December 1, 1995.

This Memorandum of Understanding is conditioned upon the parties entering into a definitive agreement for Corporate Guarantee, which will address, among other items, the recourse to be provided to Hyundai to secure its guarantee. Additionally, the guarantee will also be provided subject to requisite approvals, which may include the approvals of Maxtor's stockholders and Board of Directors, as well as the approval of the Securities and Exchange Commission and various other U.S. and Korean governmental agencies.

This Memorandum of Understanding is a good faith commitment of the parties' intent to proceed as set forth herein. However, neither party will incur any obligation hereunder until a written definitive agreement is executed by the parties, which agreement will entirely supersede this Memorandum of Understanding. The parties commit to negotiate in good faith and put into place such definitive agreement within 30 days from the effective date of this Memorandum of Understanding.

In witness whereof, the parties have caused their duly authorized representatives to sign this Memorandum of Understanding as of the date first above written.

MAXTOR CORPORATION                  HYUNDAI ELECTRONICS
                                    INDUSTRIES CO., LTD.


By   /s/ Nathan Kawaye              By   /s/ K. S. Yoo
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